Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uxin Limited of our report dated May 4, 2018, except for the effects of the share split discussed in Note 32 to the consolidated financial statements, as to which the date was June 1, 2018 relating to the financial statements, which appears in Uxin Limited’s Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-225266).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
September 28, 2018